LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned's
hereby makes, constitutes and appoints Paul Frenkiel
and Martin Egan as the undersigned's true and lawful
attorney-in-fact, with full power and authority as
hereinafter described on behalf of
and in the name, place and stead of the undersigned to:
(1)prepare, execute, acknowledge, deliver and file
Forms 3, 4, and 5 (including any amendments thereto)
with respect to the securities of The Bancorp, Inc.
(the "Company"), with the United States Securities
and Exchange Commission, any national securities
exchanges and the Company, as considered
necessary or advisable under Section 16(a)
of the Securities Exchange Act of 1934 and
the rules and regulations promulgated thereunder,
as amended from time to time (the "Exchange Act");
(2)seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including
brokers, employee benefit plan administrators
and trustees, and the undersigned hereby
authorizes any such person to release any
such information to the undersigned and approves
and ratifies any such release of information; and
(3)perform any and all other acts which
in the discretion of such attorney-in-fact are
necessary or desirable for and on behalf
of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1)this Power of Attorney authorizes, but
does not require, such attorney-in-fact to
act in their discretion on information
provided to such attorney-in-fact without
independent verification of such information;
(2)any documents prepared and/or executed by
such attorney-in-fact on behalf of the
undersigned pursuant to this Power of
Attorney will be in such form and will contain
such information and disclosure as such
attorney-in-fact, in his or her discretion,
deems necessary or desirable;
(3)neither the Company nor such
attorney-in-fact assumes (i) any liability for the
undersigned's responsibility to comply
with the requirement of the Exchange Act,
(ii) any liability of the undersigned for
any failure to comply with such requirements,
or (iii) any obligation or liability of
the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and
(4)this Power of Attorney does not
relieve the undersigned from responsibility for
compliance with the undersigned's
obligations under the Exchange Act, including without
limitation the reporting requirements
under Section 16 of the Exchange Act.
The undersigned hereby gives and grants
the foregoing attorney-in-fact full
power and authority to do and perform
all and every act and thing whatsoever requisite,
necessary or appropriate to be done in
and about the foregoing matters as fully to
all intents and purposes as the undersigned
might or could do if present, hereby
ratifying all that such attorney-in-fact
of, for and on behalf of the undersigned,
shall lawfully do or cause to be done by
virtue of this Limited Power of Attorney.
This Power of Attorney shall remain in
full force and effect until revoked
by the undersigned in a signed writing
delivered to such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney
to be executed as of this 10th day of January, 2019.
By: /s/Dianne Bjork
Name: Dianne Bjork